UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

Covista Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

(312) (651-1400)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	CVSA	New York Stock Exchange
Common Stock $0.01 Par Value	CVSA	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 18, 2026 (the “Effective Date”), Covista Inc. (“Covista” or “us”) entered into Amendment No. 6 to Credit Agreement (the “Amendment”), by and among Covista, as borrower, the guarantors party thereto, the lender party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”), which amended our Credit Agreement, dated as of August 12, 2021 (as previously amended, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), by and among Covista, as borrower, the lenders party thereto from time to time and the Administrative Agent, in order to reprice all of Covista’s outstanding term loans thereunder.

The Amendment repriced all $510 million of term loans outstanding under the Existing Credit Agreement immediately prior to the Effective Date, reducing the interest rate on the term loans from (i) Term SOFR plus a margin of 2.25% (or, in the case of base rate loans, an alternate base rate plus a margin of 1.25%) to (ii) Term SOFR plus a margin of 2.00% (or, in the case of base rate loans, an alternate base rate plus a margin of 1.00%).

The repriced term loans are subject to a 1.00% premium (a “soft call”) on certain prepayments, repricings or amendments constituting a “Repricing Transaction” (as defined in the Amended Credit Agreement) occurring on or prior to the date that is six (6) months after the Effective Date.

The Amendment did not materially change any of the other terms and conditions of the Existing Credit Agreement and, except as set forth herein, the repriced term loans have the same material terms as the term loans that were in effect immediately prior to the Effective Date.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03.

Item 9.01         Financial Statements and Exhibits

10.1

Amendment No. 6 to Credit Agreement, dated as of September 18, 2026, among Covista Inc., the other guarantors party thereto, the lender party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covista Inc.

By:	/s/ Robert J. Phelan
Robert J. Phelan
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: September 23, 2026